  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2021 (May 26, 2021)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On May 28, 2021, Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), completed the previously announced divestiture of its Brazil operations to Ânima Holding S.A., a Brazilian corporation (the “Purchaser”).

Pursuant to the Transaction Agreement, dated October 30, 2020, by and among the Company, Laureate Netherlands Holding B.V., a Dutch Besloten Vennootschap and an indirect wholly owned subsidiary of the Company, ICE Inversiones Brazil, SL, a Spanish Sociedad Limitada Unipersonal and an indirect wholly owned subsidiary of the Company, Rede Internacional de Universidades Laureate Ltda., a Brazilian limited liability company and an indirect wholly owned subsidiary of the Company (“Rede”), the Purchaser, VC Network Educação S.A., a Brazilian corporation and a wholly owned subsidiary of the Purchaser, and, solely for the purposes of certain provisions thereof, the Purchaser’s controlling shareholders, the Company sold to the Purchaser all of the issued and outstanding equity interests of Rede, the direct or indirect owner of the Company’s Brazilian operations. The Brazilian operations are referred to below as “Laureate Brazil.”

The total cash consideration received was approximately $650 million, net of estimated transaction fees and the settlement of BRL-to-USD foreign currency swaps related to the transaction. In addition, the Purchaser assumed net indebtedness of approximately $103 million at the date of closing. On May 4, 2021, the Company redeemed $500 million aggregate principal amount of its 8.250% Senior Notes due 2025 (the “Senior Notes”). Following that redemption, the remaining outstanding principal amount of the Senior Notes was $298.7 million, which the Company intends to repay using a portion of the net proceeds from the divestiture of Laureate Brazil.

The consummation of the sale transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma financial information required by Item 9.01 is included at the end of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K may include certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

On May 26, 2021, Marcelo B. Cardoso was appointed as the Company’s Chief Operating Officer, effective on the closing date of the sale of Laureate Brazil, which occurred on May 28, 2021. Mr. Cardoso, 49, has been with the Company since 2011, most recently serving as the Chief Executive Officer of Laureate Brazil since 2019. Prior to then, he served as the Company’s Chief Transformation Officer and held several leadership positions across Laureate Brazil, including Chief Operating Officer, Brazil and Vice President, Business Development and M&A. Before joining the Company, Mr. Cardoso served as Latin America Vice President, Business Ops & CFO for Dell EMC Computer Systems and held senior leadership positions at Johnson Controls. Mr. Cardoso earned an undergraduate degree in chemical engineering from Universidade Estadual de Campinas (Brazil) and an MBA in management from the University of Michigan.

As Chief Operating Officer, Mr. Cardoso will receive annual base cash compensation of R$1,900,000 (approximately US$368,000 at the current exchange rate) and will be eligible to earn an annual target cash bonus equal to 100% of his annual base cash compensation pursuant to the terms of the Company’s annual incentive plan, which bonus will be prorated in 2021 for the time spent in each position held during such year. Additionally, Mr. Cardoso’s annual target long-term equity incentive award was increased to 150% of his annual base cash compensation. Consequently, on May 28, 2021, in connection with his appointment, Mr. Cardoso was granted, subject to the terms and conditions of the Company’s Amended and Restated 2013 Long-Term Incentive Plan: (i) 7,785 restricted stock units that vest in three equal installments on each of December 31, 2021, December 31, 2022, and December 31, 2023 and (ii) 7,785 performance share units, of which two thirds vest based upon the achievement of performance goals for each of 2021 and 2022 and one third vests on March 15, 2024. Further, Mr. Cardoso was awarded a special one-time discretionary cash bonus of US$350,000 in recognition of his significant contributions to the sale process for Laureate Brazil, with such amount subject to repayment in full to the Company if Mr. Cardoso terminates his relationship with the Company before May 28, 2022. In addition, similar to other executive officers of the Company, Mr. Cardoso is eligible to receive severance and equity acceleration benefits as a participant in the strategic review retention bonus program, which benefits have been previously disclosed.

Named Executive Officer Retention Agreement

In connection with a retention agreement entered into on June 1, 2021, Paula Singer, CEO, Walden and Laureate Online Partners, is eligible for a transaction bonus equal to $172,125 if the previously disclosed sale of Walden University to Adtalem Global Education Inc. pursuant to the Membership Interest Purchase Agreement dated September 11, 2020 closes after July 31, 2021. Ms. Singer’s entitlement to the transaction bonus is contingent upon her continued employment through the closing date of such transaction.

Item 9.01    Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The following financial information is included at the end of this Current Report on Form 8-K and is filed herewith and incorporated herein by reference:

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2021.
•Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2020 and the three months ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: June 1, 2021

Pro Forma Financial Information.

The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the disposition of Laureate Brazil. These pro forma financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q and 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 presents our condensed consolidated financial position giving pro forma effect to the disposition of Laureate Brazil as if it had occurred on March 31, 2021. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 presents our condensed consolidated results of operations giving pro forma effect to the disposition of Laureate Brazil as if it had occurred on January 1, 2020. These pro forma financial statements should be read in connection with the Company’s historical consolidated financial statements for the year ended December 31, 2020, which were included in the Form 10-K filed on February 25, 2021, and the Company’s historical consolidated financial statements for the three months ended March 31, 2021, which were included in the Quarterly Report on Form 10-Q filed on May 6, 2021. In those historical consolidated financial statements, the entities included in this disposition were classified as discontinued operations for all periods presented.

The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet - Unaudited

IN THOUSANDS, except per share amounts

	March 31, 2021
	Laureate Historical	Transaction Accounting Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$561,330	$351,548	(a)	$912,878
Restricted cash	106,633	—		106,633
Receivables:
Accounts and notes receivable	110,504	—		110,504
Other receivables	70,223	—		70,223
Allowance for doubtful accounts	(65,602)	—		(65,602)
Receivables, net	115,125	—		115,125
Other current assets	528,182	(137,111)	(b)	391,071
Total current assets	1,311,270	214,437		1,525,707
Property and equipment:
Land, leasehold improvements and construction in-progress	245,232	—		245,232
Buildings	338,961	—		338,961
Furniture, equipment and software	479,551	—		479,551
Accumulated depreciation and amortization	(520,782)	—		(520,782)
Property and equipment, net	542,962	—		542,962
Goodwill	551,753	—		551,753
Operating lease right-of-use assets, net	428,183	—		428,183
Tradenames	164,059	—		164,059
Other non-current assets	1,485,821	(489,695)	(b)	996,126
Total assets	$4,484,048	$(275,258)		$4,208,790
Liabilities and stockholders’ equity
Total current liabilities	$797,506	$(156,743)	(b)	$640,763
Long-term operating leases, less current portion	430,950	—		430,950
Long-term debt and finance leases, less current portion	888,181	(281,620)	(c)	606,561
Other long-term liabilities	472,178	(336,990)	(b)	135,188
Total liabilities	2,588,815	(775,353)		1,813,462

Redeemable noncontrolling interests and equity	1,744	—		1,744
Stockholders’ equity:
Total Laureate Education, Inc. stockholders’ equity	1,906,406	500,095	(d)	2,406,501
Noncontrolling interests	(12,917)	—		(12,917)
Total stockholders’ equity	1,893,489	500,095		2,393,584
Total liabilities and stockholders’ equity	$4,484,048	$(275,258)		$4,208,790

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations - Unaudited

IN THOUSANDS, except per share amounts

	For the year ended December 31, 2020
	Laureate Historical	Transaction Accounting Adjustments		Pro Forma

Revenues	$1,024,917	$—		$1,024,917
Costs and expenses:
Direct costs	802,458	—		802,458
General and administrative expenses	199,790	—		199,790
Loss on impairment of assets	351,971	—		351,971
Operating loss	(329,302)	—		(329,302)
Interest expense, net of interest income	(98,725)	24,646	(e)	(74,079)
Other losses, net of gains	(22,812)	(29,427)	(f)	(52,239)
Loss from continuing operations before income taxes and equity in net income of affiliates	(450,839)	(4,781)		(455,620)
Income tax benefit	130,069	—		130,069
Equity in net income of affiliates, net of tax	172	—		172
Loss from continuing operations	(320,598)	(4,781)		(325,379)
Loss from discontinued operations, net of tax	(298,104)	—		(298,104)
Net loss	(618,702)	(4,781)		(623,483)
Net loss attributable to noncontrolling interests	5,371	—		5,371
Net loss attributable to Laureate Education, Inc.	$(613,331)	$(4,781)		$(618,112)

Accretion of redeemable noncontrolling interests and equity	149	—		149
Net loss available to common stockholders	$(613,182)	$(4,781)		$(617,963)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(1.53)	$(0.02)		$(1.55)
Loss from discontinued operations	(1.40)	—		(1.40)
Basic and diluted loss per share (weighted average shares outstanding 209,710)	$(2.93)	$(0.02)		$(2.95)

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations - Unaudited

IN THOUSANDS, except per share amounts

	For the three months ended March 31, 2021
	Laureate Historical	Transaction Accounting Adjustments		Pro Forma

Revenues	$194,701	$—		$194,701
Costs and expenses:
Direct costs	181,848	—		181,848
General and administrative expenses	42,594	—		42,594
Loss on impairment of assets	56,650	—		56,650
Operating loss	(86,391)	—		(86,391)
Interest expense, net of interest income	(22,807)	6,161	(e)	(16,646)
Other gains, net of losses	57,534	—		57,534
Loss from continuing operations before income taxes	(51,664)	6,161		(45,503)
Income tax expense	(112,861)	—		(112,861)
Equity in net income of affiliates, net of tax	—	—		—
Loss from continuing operations	(164,525)	6,161		(158,364)
Loss from discontinued operations, net of tax	(418)	—		(418)
Net loss	(164,943)	6,161		(158,782)
Net loss attributable to noncontrolling interests	15	—		15
Net income attributable to Laureate Education, Inc.	$(164,928)	$6,161		$(158,767)

Accretion of redeemable noncontrolling interests and equity	(20)	—		(20)
Net loss available to common stockholders	$(164,948)	$6,161		$(158,787)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(0.82)	$0.03		$(0.79)
Loss from discontinued operations	—	—		—
Basic and diluted loss per share (weighted average shares outstanding 200,224)	$(0.82)	$0.03		$(0.79)

Notes to Unaudited Pro Forma Condensed Financial Information
(a)Represents the cash proceeds received, net of the intended use of the estimated cash proceeds for repayment of the remaining principal amount of the Senior Notes and transaction costs.
(b)Represents the elimination of the assets and liabilities associated with the business disposition. As of March 31, 2021, Laureate Brazil's total assets and total liabilities were classified as "held for sale" on the Company's consolidated balance sheet that was included in the Form 10-Q for the quarter ended March 31, 2021, that was filed on May 6, 2021.
(c)Represents the intended use of a portion of the estimated net proceeds for repayment of the remaining principal amount of the Senior Notes. This amount represents the net amount of the outstanding principal amount of the Senior Notes and the associated unamortized deferred financing costs that are expected to be written off.
(d)Represents the net effect of the removal of the disposed net assets, offset by the net proceeds received, had the transaction closed on March 31, 2021. These amounts are subject to customary post-closing adjustments. An estimated gain/loss is not included in the adjustments in the unaudited pro forma consolidated statements of operations as this amount will be included in discontinued operations in the consolidated statement of operations of the Company following the disposition. We are not expecting a material gain or loss on sale.
(e)Represents the estimated interest expense savings resulting from the intended repayment of the remaining principal amount of the Senior Notes using a portion of the estimated net proceeds from the disposition as described herein. The estimated interest expense savings were derived using an interest rate of 8.250%, the interest rate in effect for the Senior Notes as of March 31, 2021.
(f)Represents the 4.125% redemption premium on the Senior Notes that are expected to be repaid using a portion of the estimated net proceeds, in addition to the write off of the remaining unamortized deferred financing costs associated with the Senior Notes.